For period ending March 31, 2010 				Exhibit 77Q-2


File number 811-8765

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of
1934, as amended, which was not timely filed.


Managed High Yield Plus Fund